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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-179334, 333-168681, 333-164869 and 333-156459 on Form S-3; Registration Statement No. 333-179781 on Form S-3MEF; and Registration Statement Nos. 333-170588, 333-160049, 333-131431, 333-40838, 333-40846, 333-40868, 333-66390, 333-101201, 333-102039, 333-107628, 333-110847 and 333-180616 on Form S-8 of our reports dated June 14, 2012, relating to the consolidated financial statements and financial statement schedule of Capstone Turbine Corporation, and the effectiveness of Capstone Turbine Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Capstone Turbine Corporation for the year ended March 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 14, 2012

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM